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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 6 to the Registration Statement on Form S-1 of our report dated February 26, 2009, except for notes 3, 22 and 25, as to which the date is July 2, 2009, relating to the financial statements of Talecris Biotherapeutics Holdings Corp. and its subsidiaries, which appears in such Amendment No. 6 to the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Amendment No. 6 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Raleigh, North Carolina
July 2, 2009

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM